                                                                    EXHIBIT 11



                            AMERICAN HEALTHWAYS, INC.
                        EARNINGS PER SHARE RECONCILIATION
                                FEBRUARY 28, 2003
                                   (UNAUDITED)

         The following is a reconciliation of the numerator and denominator of basic and diluted income per share:


                                                        Three Months Ended               Six Months Ended
                                                            February 28,                    February 28,
                                                    ----------------------------   ---------------------------
                                                       2003              2002          2003            2002
                                                    -----------      -----------   -----------     -----------

Numerator:
    Net income                                      $ 5,144,344      $ 2,447,895   $ 8,842,997     $ 3,942,087
    Effect of dilutive securities                            --               --            --              --
                                                    -----------      -----------   -----------     -----------
    Numerator for diluted income per share          $ 5,144,344      $ 2,447,895   $ 8,842,997     $ 3,942,087
                                                    ===========      ===========   ===========     ===========

Denominator:
   Shares used for basic income per share            15,441,733       15,074,051    15,419,066      14,661,837
   Effect of dilutive stock options outstanding         898,058        1,252,290       923,388       1,239,068
                                                    -----------      -----------   -----------     -----------
   Shares used for diluted income per share          16,339,791       16,326,341    16,342,454      15,900,905
                                                    ===========      ===========   ===========     ===========

Basic income per share:                             $      0.33      $      0.16   $      0.57     $      0.27
                                                    ===========      ===========   ===========     ===========
Diluted income per share                            $      0.31      $      0.15   $      0.54     $      0.25
                                                    ===========      ===========   ===========     ===========

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